SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

First Seacoast Bancorp

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Supplement to Definitive Proxy Statement Dated April 15, 2021

This Supplement is dated May 14, 2021

The section entitled “How We Count the Votes” in the Definitive Proxy Statement, dated April 15, 2021, for the 2021 Annual Meeting of Stockholders is hereby revised to clarify the effect of broker non-votes on the vote to approve the First Seacoast Bancorp 2021 Equity Incentive Plan and the vote to ratify the appointment of the independent registered public accounting firm. Such section is hereby revised to read in its entirety as follows:

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes to approve the First Seacoast Bancorp 2021 Equity Incentive Plan and to ratify the appointment of the independent registered public accounting firm, we will not count broker non-votes as votes represented at the annual meeting and entitled to vote. Therefore, broker non-votes will have no effect on the outcome of these proposals. Abstentions will have the same effect as a negative vote on these proposals.

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